This document constitutes part of a                 This document is dated
Prospectus covering securities that                          July 15, 1996
have been registered under the
Securities Act of 1933.


                            1996 STOCK INCENTIVE PLAN
                                        OF
                          PRESIDENTIAL LIFE CORPORATION


                                 PLAN DESCRIPTION


               This document constitutes part of a prospectus (the "Prospectus") relating to shares of common stock of Presidential Life Corporation (the "Company") to be offered pursuant to awards and the exercise of certain rights thereunder granted or to be granted under the 1996 Stock Incentive Plan of the Company (the "1996 Plan"). The 1996 Plan was adopted by the Board of Directors of the Company (the "Board of Directors") on February 28, 1996 and approved by the stockholders of the Company at the Annual Meeting on May 29, 1996. The principal provisions of the 1996 Plan are summarized herein. This summary does not purport to be complete and is subject in all respects to the provisions of the 1996 Plan.


Purpose

               The purpose of the 1996 Plan is to (i) provide long-term incentives and rewards to employees of the Company and its subsidiaries; (ii) assist the Company in attracting and retaining employees with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interest of such employees with those of the Company's stockholders.


Shares Available Under the 1996 Plan

               The aggregate number of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), that may be the subject of Awards (as defined in "Types of Awards to be Granted" below), is 1,000,000. If any Award shall expire or terminate without having been exercised in full, the unpurchased shares or unexercised rights subject thereto may again be made subject to an Award under the 1996 Plan. Such number of shares is subject to further adjustments resulting from any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change. See "Adjustment of Number of Shares" below.

               During the term of the 1996 Plan and the term of any Awards granted thereunder, the Company will at all times reserve and keep available such number of shares as may be issuable under the 1996 Plan, either from authorized but unissued shares or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

Administration

               The 1996 Plan shall be administered by the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be directed by the Board of Directors (any such committee shall hereinafter be referred to as the "Committee"), and the Committee shall be so constituted as to permit the 1996 Plan to comply with the disinterested administration requirement under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "outside director" requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Members of the Committee shall serve at the pleasure of the Board of Directors.

               The Committee shall have all the powers vested in it by the terms of the 1996 Plan, such powers to include exclusive authority (within the limitations described therein) to select the employees to be granted Awards under the 1996 Plan, to determine the type, size and terms of Awards to be made to each employee selected, to determine the time when Awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend Awards previously granted and to establish objectives and conditions, if any, for earning Awards. The Committee shall have full power and authority to administer and interpret the 1996 Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the 1996 Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same. The Committee has adopted Rules Relating to Stock Options and Stock Appreciation Rights (the "Rules") for the administration of any such Awards.

               Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The members of the Committee will be appointed at the next meeting of the Board of Directors. Any inquiry regarding the 1996 Plan should be addressed to the Company, 69 Lydecker Street, Nyack, NY 10960, Attention: Michael V. Oporto, Chief Financial Officer; telephone number
(914) 358-2300.


Types of Awards to be Granted

               Awards under the 1996 Plan shall be made with reference to shares of Common Stock and may include, but need not be limited to, stock options (including non-qualified stock options and incentive stock options qualifying under Section 422 of the Code, herein referred to as "Options"), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the 1996 Plan (collectively, "Awards"). The Committee may provide for the issuance of shares of Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an Award under which shares of Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall (i) be equal to or greater than the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law and (ii) to the extent necessary to comply with Rule 16b-3 of the Exchange Act, be equal to or greater than 50% of the fair market value of such shares on the date of grant of such Award. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the 1996 Plan.

               The Rules provide that the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options granted to an individual are exercisable for the first time by such individual during any calendar year shall not exceed $100,000; to the extent such limitation is exceeded, the Options shall be treated as non-qualified stock options.

               Incentive stock options may be granted only to those persons who are employees of the Company or an Affiliate (as defined in "Eligibility" below). Notwithstanding the foregoing, an incentive stock option shall not be granted to any person if immediately after such grant he is the owner, or would be deemed in accordance with Section 424 of the Code to be the owner, of more than 10% of the total combined voting power or value of all classes of stock of the Company.


Eligibility

               All employees of the Company and all employees of Affiliates shall be eligible to participate in the 1996 Plan. The Committee, in its sole discretion, shall from time to time designate from among the eligible employees those individuals who are to receive Awards under and thereby become participants in the 1996 Plan. For purposes of the 1996 Plan, "Affiliate" shall mean any entity, as may from time to time be designated by the Committee, that is a subsidiary corporation of the Company (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.


Number of Shares to be Granted and Duration

               The number of shares to be awarded to any employee under the 1996 Plan is determined by the Committee in its sole discretion. An employee may be granted multiple Awards under the 1996 Plan. The maximum number of shares of Common Stock subject to awards of Options, warrants and stock appreciation rights under the 1996 Plan, in the aggregate with respect to all such types of Awards, that may be granted during any period of five (5) consecutive calendar years to any one (1) individual shall be limited to 100,000. To the extent required by Section 162(m) of the Code, Awards subject to the foregoing limit that are cancelled or repriced shall not again be available for award under this limit. With respect to awards of stock, restricted stock, phantom stock, performance shares or other forms of Award conveying a similar economic benefit (but excluding options, warrants and stock appreciation rights), the maximum number of shares of Common Stock that may be awarded during any period of five
(5) consecutive years to any one individual shall be 100,000. The maximum number of shares that may be awarded to all participants under the 1996 Plan with respect to all types of Awards shall be 1,000,000.

               The duration of any Option granted under the 1996 Plan shall be for a period which is not greater than ten (10) years from the date upon which the Option is granted.


Options

               Option Price. The option price shall be determined by the Committee at the time any Option is awarded and shall not be less than 100% of the fair market value of the Common Stock on the date on which the Option is granted. Subject to certain limitations that may be imposed by the Committee to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act or any other applicable rule, regulation or guideline, the option price shall be paid in cash or by the surrender, at the fair market value on the date on which the Option is exercised, of shares of Common
Stock, or by any combination of cash and such shares. The purchase price for shares being purchased upon exercise of non-qualified Options may also be paid in any other manner approved by the Committee, including, without limitation, by delivery to the Company of (a) a cash amount which shall not be less than the par value of the Common Stock multiplied by the number of shares being purchased and (b) a binding, joint and several obligation of the participant and a financial institution or broker approved by the Committee, to pay the balance of the purchase price upon such terms and conditions as may be specified from time to time by the Committee.
The "fair market value" of a share of Common Stock for purposes of calculating the Option price shall be the average of the highest and lowest bid quotations on the NASDAQ Stock Market at which the stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred.

               Exercise of Options. Except as otherwise provided in the 1996 Plan or the Rules, an Option shall be exercisable at such rate and times as may be fixed by the Committee. No Option may be exercised until the first anniversary of the date of grant. Up to 25% of the shares subject to an Option may be purchased on or after the first anniversary of its date of grant, and an additional 25% of the shares subject to the Option may be purchased on or after each of the second, third and fourth anniversaries, respectively, of the Option's date of grant; provided that the participant is employed with the Company on each such vesting date or on a date no more than three (3) months prior to such vesting date, unless participant's employment was terminated for cause. (See "Termination of Employment of Services" below.)

               Exercise of Options; Payment for the Issuance of Shares. Any Option may be exercised by the participant, by a legatee or legatees of such Option under such participant's last will, or by such participant's executors, personal representatives, distributees or such other persons as may be approved by the Committee, by delivering to the Company at its main office (attention of its Secretary) written notice of the number of shares with respect to which the Option is being exercised accompanied by full payment to the Company of the purchase price of the shares being purchased in accordance with the 1996 Plan. (See Options -- "Option Price" above.) Notwithstanding anything to the contrary contained in the 1996 Plan, until the expiration of the phase-in period under new Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto), any Option may be exercised during the participant's lifetime only by the participant or by such participant's guardian or legal representative.

                    No Option may be granted pursuant to the 1996 Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation. The 1996 Plan is intended to comply with Rule 16b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the 1996 Plan.

                    Within a reasonable time after the exercise of an Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the shares purchased pursuant to the exercise of the Option.
The Company may postpone the issuance and delivery of shares upon any exercise of an Option until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and
(b) the completion of any such registration or other qualification of such shares under any State of Federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such shares of an effective registration statement under the Securities Act of 1933, as from time to time amended, to issue the shares in compliance with the provisions of that or any comparable act. The Company shall have the right, in its sole discretion, to legend any shares which may be issued pursuant to the exercise of any Option, or may issue stop transfer orders in respect thereof.

               Termination of Employment or Services. The Option of any participant whose employment by the Company or an Affiliate is terminated for any reason, shall terminate on the earlier of (a) the date that the Option expires in accordance with its terms (including any terms required under Section 422 of the Code if the Option is an incentive stock option) or (b) the expiration of such period after termination of employment as the Committee shall specify in a stock option agreement with such participant, provided that such period shall not be less than: (i) twelve (12) months if employment ceased due to permanent and total disability, (ii) eighteen (18) months if employment ceased at a time when the optionee is eligible to elect immediate commencement of retirement benefits under a pension plan to which the Company had made contributions, (iii) eighteen (18) months if the participant died while employed by the Company, or (iv) three (3) months if employment ceased for any other reason, except termination for cause (as described below). During such period as described above, except as otherwise specified in a stock option agreement or in the event employment was terminated by the death of the participant, the Option may be exercised by such participant in respect of the same number of shares, in the same manner, and to the same extent as if he had continued as an employee during the first three months of such period; but no additional rights shall vest after such three months. Notwithstanding the preceding two sentences, in the event of termination of employment or discharge of a participant for cause, as determined by the Committee in its sole discretion, then, subject to the terms of a stock option agreement, any Option or Options held by such participant under the 1996 Plan not theretofore exercised shall terminate immediately upon such termination or discharge and may not be exercised thereafter. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment.


Stock Appreciation Rights ("SARs")

               Award of SARs. The Committee may grant SARs to such optionees as the Committee may select from time to time, either on a free-standing basis (without regard to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option). SARs granted on a free-standing basis may be awarded by the Committee for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with such comparable terms applicable to the grant of Options under the Plan (including terms described in the Rules). SARs granted on a tandem basis in connection with any Option granted under the Plan (either at the time such Option is granted or thereafter at any time prior to the exercise, termination or expiration of such Option) shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent such Option is exercisable.

               Amount of Payment Upon Exercise of SARs. An SAR shall entitle the recipient thereof to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share, times (ii) the number of shares called for by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portion or portions thereof which the recipient from time to time determines to surrender for this purpose).

               The Committee shall, in its sole discretion, determine whether the payment upon exercise of an SAR shall be made in the form of all cash, all shares, or any combination thereof. The Committee may impose such restrictions on the forms of payment upon exercise of an SAR as it may deem necessary or appropriate to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act. If upon settlement of the exercise of an SAR, a participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the fair market value of a share of Common Stock on the exercise date. No fractional shares shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

               With respect to tandem SARs granted in connection with previously granted Options, the Committee shall provide that such SARs shall not be exercisable until the recipient completes six (6) months (or such longer period as the Committee shall determine) of service with the Company or an Affiliate immediately following the date of the SAR grant, except in the case of the death or disability of the recipient.


Assignability of Awards

               No Award under the 1996 Plan shall be transferrable by the participant or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to the Company), except (i) by will or the laws of descent and distribution; or (ii) subject to the prior approval of the Committee, for transfers to members of the participant's immediate family, charitable institutions, trusts whose beneficiaries are members of the participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor. Except as provided above, during the lifetime of a participant, Awards hereunder are exercisable only by, and payable only to, the participant. Notwithstanding anything to the contrary contained in the 1996 Plan, until the expiration of the phase-in period under current Rule 16b-3 under the Exchange Act (as generally effective May 1, 1991, and amendments thereto), any derivative security the grant of which is intended to be exempt from Section 16(b) under the Exchange Act shall not be transferable or exercisable other than as permitted by former Rule 16b-3(d)(1)(ii) under the Exchange Act.


Adjustment of Number of Shares

               In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the 1996 Plan and the Awards thereunder as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future Awards under the 1996 Plan (including by substitution of shares of another corporation including, without limitation, any successor of the Company), adjustments in the exercise, purchase or base price of an outstanding Award, where appropriate, and any adjustments in the maximum numbers of shares referred to in the 1996 Plan. All such adjustments shall be conclusive and binding for all purposes of the 1996 Plan.

Amendment and Termination of the 1996 Plan

               The Committee may at any time terminate or from time to time amend the 1996 Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the 1996 Plan.

               Unless the holders of at least a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders shall have first approved thereof, no amendment of the 1996 Plan shall be effective which would (i) increase the maximum number of shares subject to the 1996 Plan or the maximum Awards that may be granted pursuant to the 1996 Plan to any one individual or (ii) extend the maximum period during which Awards may be granted under the 1996 Plan. However, any cancellation and reissuance or repricing of any Awards made under the 1996 Plan at a new option price as provided in the Rules shall not constitute an amendment of the 1996 Plan.

               With consent of the employee adversely affected, the Committee may amend outstanding agreements evidencing Awards under the 1996 Plan in a manner not inconsistent with the terms of the 1996 Plan.

               Unless the 1996 Plan shall theretofore have been terminated as above provided, the 1996 Plan (but not the Awards theretofore granted under the 1996 Plan) shall terminate on, and no Awards shall be granted after, June 1, 2006.


Interpretation

               The Committee's interpretation of the 1996 Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it thereunder, shall be conclusive and binding on all parties concerned, including the Company, stockholders, any participants in the 1996 Plan and any other employee of the Company.


Rules and Regulations

               The Committee may authorize and establish such rules and policies and revisions thereof not inconsistent with the provisions of the 1996 Plan as it may deem advisable to make the 1996 Plan and Awards effective or provide for their administration, and may take such other action with regard to the 1996 Plan and Awards as it shall deem desirable to effectuate their purpose.


Employee Retirement Income Security Act of 1974

               The 1996 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under
Section 401(a) of the Code.


Federal Income Tax Consequences

               The following is a summary of the federal income tax consequences of participation in the 1996 Plan:

               Incentive Stock Options.   Under current law, an employee will
not realize any taxable income upon the grant or exercise of incentive stock options. If the employee disposes of the Common Stock acquired upon the exercise of an incentive stock option at least two (2) years after the date the Option was granted and at least one (1) year after the date the shares are transferred to him upon the exercise of an Option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his selling price for the Common Stock over the Option exercise price, and the Company will not be entitled to any tax deduction resulting from the issuance or sale of the shares. If an employee disposes of the Common Stock acquired upon the exercise of an incentive stock option prior to the expiration of two (2) years from the date the Option was granted, or prior to the expiration of one (1) year from the date the Common Stock was transferred to him, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the Option exercise price and the lesser of (a) the fair market value of the Common Stock on the date the Option was exercised or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period for the Common Stock at the time of disposition. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to the employee as ordinary income.

                    In general, the amount by which the fair market value of the Common Stock acquired upon the exercise of an incentive stock option exceeds the exercise price will constitute an item of adjustment for purposes of determining alternative minimum taxable income and under certain circumstances may be subject, in the year in which the Option is exercised, to the alternative minimum tax.

                    If an employee uses shares of Common Stock which he owns to pay, in whole or in part, the exercise price for optioned shares, (a) the employee's holding period for the newly issued shares of Common Stock equal in number to the shares of old Common Stock (the "exchanged" shares) which were surrendered upon the exercise shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his basis in the surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in the additional shares received over and above the exchanged shares. However, if an employee tenders Common Stock acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such previously held Common Stock for purposes of the one-year (or two-year) holding period requirement applicable to such incentive stock option and such tender may be treated as a taxable exchange.

               Non-Qualified Stock Options. An employee will not recognize any income at the time a non-qualified stock option is granted. If the employee is not a director, officer, or principal shareholder (i.e., an owner of more than ten percent (10%) of the Common Stock), he will recognize ordinary income at the time he exercises a non-qualified stock option in a total amount equal to: (1) in the case of Options which the employee exercises with cash, the excess of the then fair market value of the shares acquired over the exercise price; and (2) in the case of Options which an employee exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the number of shares surrendered upon such exercise. If a director, officer, or principal shareholder receives shares pursuant to the exercise of a non-qualified stock option, he is not required to recognize any income until the date on which he can sell such shares at a profit without being subject to liability under section 16(b) of the Exchange Act. Alternatively, a director, officer or principal shareholder who would not otherwise be subject to tax on the value of his shares as of the date they are acquired can file a written election, within thirty (30) days after the shares are transferred to him, pursuant to Section 83(b) of the Code, to be taxed as of the date of transfer. In either case, the director, officer, or principal shareholder would realize income equal to the amount by which the fair market value, at the time the income is recognized, of the shares acquired pursuant to the exercise of such Option exceeds the price paid for such shares.

                    All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction for the amount taxable to an employee in the same year as those amounts are taxable to the employee. Shares issued upon the exercise of a non-qualified stock option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, an employee's holding period will commence from the date such shares are issued to him, and his basis in such shares will equal their fair market value as of that date, but the holding period of a director, officer, or principal shareholder begins on the date he recognizes income with respect to such shares, and his basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If an employee uses shares of Common Stock that he owns to exercise a non-qualified stock option,
(a) the employee's holding period for the newly-issued shares equal in number to the surrendered shares shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his basis in he surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares.

               Section 162(m) of the Code. Notwithstanding any of the foregoing discussion with respect to the deductibility of compensation under the 1996 Plan, Section 162(m) of the Code generally would render non-deductible to the Company taxable compensation in excess of $1,000,000 paid in any calendar year to certain executive officers of the Company unless such excess compensation is considered "performance-based" under Section 162(m). The applicable conditions for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Options, SARs and warrants that may be granted to executive officers as contemplated by the 1996 Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). Other types of awards are not intended to be so qualified. In light of the ambiguities in Section 162(m) and uncertainties regarding its ultimate interpretation and application, no assurances can be given that compensation awarded under the 1996 Plan, intended to be exempt under
Section 162(m), paid to any covered executive officer will in fact be deductible if it should, together with other non-exempt compensation paid to such executive officer, exceed $1,000,000.

               Section 280G of the Code. Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three (3) times his "base salary" (as hereinafter defined), then any amount received in excess of base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to his average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment.

                    Section 280G provides that payments made pursuant to a contract entered into within one (1) year before the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an Option within one (1) year before the change in control or the acceleration of an Option because of a change in control may be considered a parachute payment, in an amount equal to the value of the Option or the value of the accelerated portion of the Option, as the case may be. Pursuant to proposed regulations issued by the Treasury Department under Section 280G, the acceleration of a non-qualified stock option because of a change in control is considered a parachute payment in an amount equal to the value of the accelerated portion of the Option. Even if the grant of an Option within one (1) year of the change in control or the acceleration of an Option is not a parachute payment for purposes of Section 280G, the exercise of an Option granted within one (1) year of the change in control or the exercise of the accelerated portion of an Option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the Option over the exercise price. Payments received for the cancellation of an Option because of a change in control may also result in parachute payments.

               Withholding. The Company shall have the right to deduct from all Awards paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

               The foregoing summary with respect to federal income taxation upon the holders of Awards under the 1996 Plan does not purport to be complete, and reference is made to the applicable provisions of the Code. Each participant may wish to discuss specific questions with his own tax advisor or attorney. In addition, there may be tax considerations under state and local laws applicable to participants.


Information About the Company

               This Prospectus incorporates by reference all documents incorporated by reference in Item 3 of Part II of Registration Statement No. 33-________ filed with the Securities and Exchange Commission on July 16, 1996. Such documents consist of:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and The Company's Current Reports on Form 8-K, dated January 16, 1996 and June 3, 1996; and

          (3) The Company's proxy statement, dated April 29, 1996, filed pursuant to the Exchange Act in connection with its Annual Meeting of Stockholders held on May 29, 1996.

               In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of all such documents will be provided to all participants in the 1996 Plan without charge, upon written or oral request, made to the Company at 69 Lydecker Street, Nyack, NY 10960; telephone number (914) 358-2300.